UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

(Amendment No. 9)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	22-3672377
(State of incorporation	(IRS Employer
or organization)	Identification No.)

968 Albany Shaker Road
Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange
Title of each class	on which each
to be so registered	class is to be registered
Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE

This Amendment No. 9 to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by Plug Power Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on June 24, 2009, as amended by the Amendment No. 1 to Form 8-A filed by the Company with the SEC on May 6, 2011, the Amendment No. 2 to Form 8-A filed by the Company with the SEC on March 19, 2012, the Amendment No. 3 to Form 8-A filed by the Company with the SEC on March 26, 2012, the Amendment No. 4 to Form 8-A filed by the Company with the SEC on February 13, 2013, the Amendment No. 5 to Form 8-A filed by the Company with the SEC on May 8, 2013, the Amendment No. 6 to Form 8-A filed by the Company with the SEC on December 19, 2016, the Amendment No. 7 to Form 8-A filed by the Company with the SEC on December 21, 2016 and the Amendment No. 8 to Form 8-A filed by the Company with the SEC on April 5, 2017 (including the exhibits thereto, the “Form 8-A”).  Capitalized terms used without definition herein shall have the meaning set forth in the Shareholder Rights Agreement, dated June 23, 2009 (as amended, the “Rights Agreement”), between the Company and Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), as rights agent.

Item 1.                                                         Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A is amended and supplemented by adding the following:

Amendment to Rights Agreement

On July 11, 2017, the Board of Directors of the Company approved an Amendment No. 8 to Shareholder Rights Agreement (the “Amendment No. 8”). The Amendment No. 8, which was effective July 20, 2017, amends the definition of “Acquiring Person” to allow Wal-Mart Stores, Inc. and its affiliates or associates (collectively, “Walmart”), to acquire (i) a warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and (ii) shares of Common Stock underlying such Warrant (the “Warrant Shares”), pursuant to the Transaction Agreement, dated July 20, 2017, by and between the Company and Wal-Mart Stores, Inc. (the “Transaction Agreement”), without triggering the rights under the Rights Agreement. If Walmart becomes the beneficial owner of 15% or more of the shares of Common Stock and at such time Walmart is or is deemed to be the beneficial owner of any shares of Common Stock other than by virtue of owning the Warrant and the Warrant Shares (including as a result of any adjustments to any of the terms of the Warrant, including, without limitation, the exercise price of the Warrant or the number of Warrant Shares), as well as any shares of Common Stock acquired by Walmart under certain exceptions in the Transaction Agreement, then Walmart will be deemed an “Acquiring Person” under the Rights Agreement.

Miscellaneous

The Rights Agreement, the Amendment No. 1 to Shareholder Rights Agreement, the Amendment No. 2 to Shareholder Rights Agreement, the Amendment No. 3 to Shareholder Rights Agreement, the Amendment No. 4 to Shareholder Rights Agreement, the Amendment No. 5 to Shareholder Rights Agreement, the Amendment No. 6 to Shareholder Rights Agreement, the

Amendment No. 7 to Shareholders Rights Agreement and the Amendment No. 8 to Shareholder Rights Agreement are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, and 4.9 respectively, to this Amendment No. 9 to Form 8-A and are incorporated herein by reference. The above description of the material terms of the Amendment No. 8 as they relate to the Rights Agreement is qualified in its entirety by reference to such exhibits.

Item 2.                                                         Exhibits.

Exhibit No.	Description

3.1

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.1

Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.2

Amendment No. 1, effective as of May 6, 2011, to Shareholder Rights Agreement by and between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.3

Amendment No. 2, effective as of March 16, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2012).

4.4

Amendment No. 3, effective as of March 23, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2012).

4.5

Amendment No. 4, effective as of February 12, 2013, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2013).

4.6	Amendment No. 5, effective as of May 8, 2013, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc.,

as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2013).

4.7

Amendment No. 6, effective as of December 19, 2016, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form 8-A/A filed with the SEC on December 21, 2016).

4.8

Amendment No. 7, effective as of April 4, 2017, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2017).

4.9

Amendment No. 8, effective as of July 20, 2017, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Plug Power Inc.

Date: July 21, 2017	By:	/s/ Andrew Marsh
Name: Andrew Marsh
Title: Chief Executive Officer

[Signature Page to Form 8-A/A]

EXHIBIT INDEX

Exhibit No.	Description

3.1

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.1

Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.2

Amendment No. 1, effective as of May 6, 2011, to Shareholder Rights Agreement by and between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.3

Amendment No. 2, effective as of March 16, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2012).

4.4

Amendment No. 3, effective as of March 23, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2012).

4.5

Amendment No. 4, effective as of February 12, 2013, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2013).

4.6

Amendment No. 5, effective as of May 8, 2013, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2013).

4.7	Amendment No. 6, effective as of December 19, 2016, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer

Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form 8-A/A filed with the SEC on December 21, 2016).

4.8

Amendment No. 7, effective as of April 4, 2017, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2017).

4.9

Amendment No. 8, effective as of July 20, 2017, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2017).